EXHIBIT 99.2

Abeona Therapeutics LLC

Balance Sheets

(unaudited)

	March 31, 2015	December 31, 2014

ASSETS
Cash	$4,026,000	$3,993,000
Prepaid expenses	24,000	30,000
Total current assets	4,050,000	4,023,000

Property and Equipment, net	53,000	57,000

Other Assets
License rights, net	261,000	251,000
Deposits	1,000	1,000

Total assets	$4,365,000	$4,332,000

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$135,000	$28,000
Accrued salaries and other expenses	49,000	17,000
Unearned revenue	1,000	4,000
Total liabilities	185,000	49,000

Members’ equity
Contributed capital	5,120,000	4,857,000
Accumulated deficit	(990,000)	(574,000)
	4,180,000	4,283,000

Total liabilities and members’ equity	$4,365,000	$4,332,000

See accompanying notes to financial statements.

Abeona Therapeutics LLC

Statement of Operations

(unaudited)

	Three Months ended	Three Months ended
	March 31, 2015	March 31, 2014

Research and development costs	$279,000	$-
General and administrative expenses	133,000	72,000
Depreciation and amortization	7,000	1,000
Operating loss	419,000	73,000

Other income	(3,000)	-

Net loss	$416,000	$73,000

See accompanying notes to financial statements.

Abeona Therapeutics LLC

Statements of Cash Flows

(unaudited)

	Three Months ended	Three Months ended
	March 31, 2015	March 31, 2014

Cash flows from operating activities:
Net loss	$(416,000)	$(73,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	4,000	-
Amortization of licensing rights	3,000	1,000
Decrease (increase) in prepaid expenses	6,000	(2,000)
Increase in accounts payable	107,000	-
Increase in accrued salaries and other expenses	32,000	4,000
Decrease in unearned revenue	(3,000)	-
Net cash used in operating activities	(267,000)	(70,000)

Cash flows from investing activities:
Purchases of property and equipment	-	(2,000)
Net cash used in investing activities	-	(2,000)

Cash flows from financing activities:
Proceeds from sale of units	300,000	-
Net cash used in financing activities	300,000	-

Net increase (decrease) in cash and cash equivalents	33,000	(72,000)
Cash at beginning of period	3,993,000	625,000
Cash at end of period	$4,026,000	$553,000

See accompanying notes to financial statements.

Abeona Therapeutics LLC

Notes to Financial Statements

(unaudited)

Abeona Therapeutics LLC (the Company), an Ohio limited liability company, is engaged in the development and commercialization of therapies for patients with lysosomal storage diseases.

The Company began operations on March 29, 2013 and its operations consist primarily of research and development expenditures, and revenues from planned principal operations have not yet been realized. The Company relies on the sale of membership interests for funding of operations.

The Company has incurred losses from operations since inception and has an accumulated deficit of $990,000 as of March 31, 2015. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenues from product candidates currently in development.

Future success of operations is subject to several technical hurdles and risk factors, including satisfactory product development, timely initiation and completion of clinical trials, regulatory approval and market acceptance of the Company’s products and the Company’s continued ability to obtain future funding.

(1)	Interim Financial Statements

The balance sheet as of March 31, 2015, the statements of operations for the three months ended March 31, 2015 and 2014, and the statements of cash flows for the three months ended March 31, 2015 and 2014, were prepared by management without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, except as otherwise disclosed, necessary for the fair presentation of the financial position, results of operations, and changes in financial position for such periods, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these interim financial statements be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2014. The results of operations for the period ended March 31, 2015 are not necessarily indicative of the operating results which may be expected for a full year.

Abeona Therapeutics LLC

Notes to Financial Statements

(unaudited)

(2)	Technology license agreement

The Company is party to an exclusive license agreement with a hospital, which owns the Class B units, dated November 8, 2013, that grants an exclusive, non-transferable license to certain licensed patented technology of the hospital. The agreement allows the Company to sublicense the technology upon written approval by the hospital. The agreement will end upon the earliest of (a) last to expire valid claim of licensed patents, unless terminated earlier within the terms of the agreement or (b) twenty years after the effective date. Additionally, the Company must achieve certain development milestones by specified dates. The license agreement may be terminated by the hospital if the Company fails to meet each development milestone.

Under the terms of the license agreement, until the Company has received aggregate proceeds of not less than $5,000,000 from (a) sales of membership Units together with (b) the receipt of funds to support Company operations, the Company shall issue additional Class B Units to the Class B Unitholder such that the Class B Unitholder holds an 8% membership interest of the Company. As of March 31, 2015 and 2014, under the terms of the license agreement, the Company has issued 15,200 and 8,000 Class B Units, respectively.

The fair value of the Class B Units at the date of issuance of $273,000 and $260,000 at March 31, 2015 and December 31, 2014, respectively, was recorded as license rights and is being amortized through the maturity date of the licensing agreement. Unamortized license rights were $261,000 and $251,000 at March 31, 2015 and December 31, 2014, respectively. Amortization for the period ended March 31, 2015 and for the period ended March 31, 2014 was $3,000 and $1,000, respectively. Future annual amortization expense will be approximately $14,000 for 2015 through 2019.

If the license agreement, noted above, is terminated by the Company due to breach of any provision of the agreement, the Company has the right and option to purchase the entire Class B Units within six months after the license termination date at a price commensurate of the current value, as defined by the operating agreement.

If the license agreement, noted above, is terminated by the Company for convenience at any time after the second anniversary or by giving written notice to the Class B Unitholder at least six months prior to the effective termination date or by the Class B Unitholder due to breach of any provision of the agreement or due to legal action by part of the Company, the Class B Unitholder has the right and option to cause the Company to purchase the entire membership interests of the Class B Unitholder within six months after the license termination date at a price commensurate of the current value, as defined by the operating agreement.

In connection with the license agreement, the Company is required to pay an annual, non-creditable and non-refundable license maintenance fee of $15,000 the first year, $20,000 the second year, $25,000 for years three and four, and then $30,000 for years five and beyond.

The license agreement requires non-creditable, non-refundable royalty payments equal to 2.5% of net sales of the licensed product sold by the Company.

The license agreement requires the Company to pay four product development milestone payments totaling $715,000 beginning with a $15,000 payment due upon the commencement of Phase I clinical trials, which are estimated to begin in the third or fourth quarter of 2015.

Abeona Therapeutics LLC

Notes to Financial Statements

(unaudited)

Under the terms of the license agreement the Company reimburses the hospital for patent costs associated with the licensed patents.

(3)	Members’ equity

For the three months ended March 31, 2015, the Company issued an additional 6,000 Class A Units for $300,000 and 525 Class B Units for $13,000 under the terms of the licensing agreement.

(4)	Subsequent event

On May 15, 2015, the Company closed an Agreement and Plan of Merger with PlasmaTech Biopharmaceuticals, Inc., “PlasmaTech”, a company focused on gene and cell therapy for severe and life-threatening diseases. PlasmaTech, headquartered in Dallas, TX, is a public company traded on the NASDAQ Global Market. Under terms of the agreement the Company become a wholly owned subsidiary of PlasmaTech on May 15, 2015. Members of the Company received 3,979,761 shares of common stock of PlasmaTech and PlasmaTech became the sole member of the Company. Those shares are allocated in accordance with the Company’s operating agreement, including payment of preferred returns. The members of the Company may also receive additional consideration totaling $9,000,000 in the form of cash, stock in PlasmaTech, or a combination of both, if certain milestones enumerated in the agreement are achieved within the time periods defined.